                                                                   EXHIBIT 99.02


                   EASTMAN CHEMICAL COMPANY AND SUBSIDIARIES
                          OPERATING SEGMENT INFORMATION

   SALES VOLUME GROWTH COMPARISON, THIRD PARTY EFFECT, INTERDIVISIONAL EFFECT


                                                                               FIRST QUARTER 2002
                                                                               ------------------
                                                                            CHANGE IN VOLUME DUE TO
                                                                            -----------------------
                                                               % GROWTH      THIRD         INTER-
                                                                  SALES      PARTY       DIVISIONAL
                                                                 VOLUME      EFFECT        EFFECT
                                                                 ------      ------        ------
Eastman Division Segments:
     Coatings, Adhesives, Specialty Polymers, and Inks*             23%        23%             -%
     Performance Chemicals and Intermediates                        60%         6%            54%
     Specialty Plastics                                             12%        (6)%           18%
                                                                   ---         --            ---
        Total **                                                    40%        12%            28%
                                                                   ===         ==            ===
Voridian Division Segments:
     Polymers                                                        2%        (2)%            4%
     Fibers                                                        152%        26%           126%
                                                                   ---         --            ---
        Total                                                       24%         2%            22%
                                                                   ===         ==            ===
Total Eastman Chemical Company***                                    8%
                                                                   ===
Regional Sales Volume Growth
     United States and Canada                                        6%
     Europe, Middle East, and Africa                                 3%
     Asia Pacific                                                   29%
     Latin America                                                  10%


-------------------------

*  Volume growth excluding Hercules acquisition:  (3)%
** Volume growth excluding Hercules acquisition:  1%
*** Volume growth excluding Hercules acquisition:  2%



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